Exhibit 10.1

STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT, dated as of June 15, 2015 (this “Agreement”), is made by and among (i) Samson Resources Corporation, a Delaware corporation (the “Company”), (ii) JD Rockies Resources Limited, a Delaware corporation (“Seller”) and (iii) ITOCHU Corporation, a corporation organized under the laws of Japan (“Itochu”). Except as otherwise indicated, capitalized terms used herein are defined in Section 9 hereof. Terms used but not otherwise defined herein shall have the meaning set forth in the Stockholders Agreement.

WHEREAS, Seller desires to sell to the Company, and the Company desires to repurchase from Seller, all of the Shares owned by Seller upon the terms and conditions set forth herein.

WHEREAS, Seller intends to waive any rights to past, present or future Advisory Fees in consideration of the Company’s agreement as contemplated herein.

WHEREAS, each of Toshiyuki Mori and Akihiro Watanabe will permanently resign from its position of Director effective as of the Closing.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Sale of Common Stock. At the Closing, Seller will sell, transfer and assign to the Company, and the Company will repurchase from Seller, [208,000,000] Shares (the “Purchased Shares”) for the aggregate cash purchase price of $1.00.

Section 2. Waiver of Advisory Fees. Following the Closing, Seller agrees to irrevocably waive all rights to any outstanding or future Advisory Fees pursuant the Consulting Agreement or any other arrangement.

Section 3. Closing. The closing of the transactions contemplated by Section 1 (the “Closing”) will take place at the offices of Kirkland & Ellis LLP, 300 North LaSalle Street, Chicago, Illinois 60654 on the date hereof. At the Closing, (i) the Company shall deliver to Seller $1.00 and (ii) Seller shall deliver to the Company a duly executed stock transfer, in the form attached hereto as Exhibit A, effecting the assignment and transfer of all of the Purchased Shares to the Company.

Section 4. Termination of Rights; Indemnity.

4.01 Adequacy of Consideration. The parties acknowledge and agree that the payment by the Company to Seller of $1.00 at the Closing and the ongoing commitments by the Company to Seller hereunder together constitute full and complete payment for the Purchased Shares and all rights and attributes related thereto.

4.02 Termination and Relinquishment of Rights. From and after the date hereof, neither Seller nor Itochu shall have any rights to payments, returns and/or dividends,

whether in cash or property, from the Company or any other person or entity in respect of the Purchased Shares or other securities, options, warrants, calls, subscriptions or other rights with respect to the Capital Stock or other equity interests of the Company, except for any such rights that have accrued on or prior to the date hereof, whether by determination of the applicable record date or otherwise. In addition to the foregoing, Seller and Itochu hereby acknowledge and agree that Seller’s right to designate any Director under the Stockholders Agreement shall terminate at Closing. Notwithstanding anything to the contrary herein, and for the avoidance of doubt, Seller, on behalf of itself and its Affiliates, hereby waives any approval or consent rights over amendments to the Stockholders Agreement pursuant to Section 6.3 thereof, except to the extent that any such amendment would adversely affect the rights of any Seller Indemnified Party hereunder or thereunder (to the extent arising out of or relating to Seller’s ownership of the Purchased Shares prior to the date hereof).

4.03 Indemnification Under the Governing Documents and the Indemnification Agreement. The parties hereby agree and acknowledge that, notwithstanding anything to the contrary contained herein, Seller and its Affiliates, and their respective directors, officers, managers, partners, members, employees, agents, advisors, consultants and representatives, including all Itochu Designated Directors designated by Seller since the date of the Stockholders Agreement (collectively, the “Seller Indemnified Parties”), shall be entitled to indemnification and release for all acts, events or circumstances occurring or arising on or prior to the date hereof to the fullest extent permitted by and pursuant to the Indemnification Agreement, the Stockholders Agreement and all other Governing Documents in effect as of the date hereof, and the Company shall fulfill and satisfy such indemnity and release obligations under such Agreements, and the Company shall not take any actions that amend, modify or otherwise reduce the benefit of such protections under such agreements and shall maintain insurance policies covering such matters substantially similar to, or not materially less favorable to the Seller Indemnified Parties than, the insurance policies covering such matters in effect as of the Closing during the twelve-month period immediately following the Closing. Each Seller Indemnified Party shall have the right to enforce the provisions of this Section 4.03 and each such Governing Document or Indemnification Agreement (to the extent permitted under such Governing Document or Indemnification Agreement), and is expressly deemed a third-party beneficiary for the purposes hereof.

Section 5. Seller Representations and Warranties As a material inducement to the Company to enter into this Agreement, Seller hereby represents and warrants to the Company:

5.01 Commitments. There are no commitments, options, contracts or other arrangements whatsoever, whether written or oral, under which Seller is or may become obligated to sell, transfer, pledge, assign, convey or otherwise dispose of any of the Purchased Shares or any right or interest therein.

5.02 Title. Seller has good and indefeasible title to the Purchased Shares, free and clear of all mortgages, pledges, charges, liens, claims, encumbrances, other security arrangements, preferential arrangements or restrictions of any kind whatsoever (collectively, “Liens”). Pursuant to this Agreement, Seller will transfer to the Company good and indefeasible title to the Purchased Shares free and clear of all Liens. Seller does not own any other Shares or any other equity interests in the Company other than the Purchased Shares.

5.03 Authority. Seller has full power, right and authority to execute and deliver this Agreement, to perform Seller’s obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly authorized and approved by all necessary action on the part of Seller.

5.04 Enforceability. This Agreement has been duly and validly executed by Seller, and, upon delivery hereof by Seller, will constitute a legally valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except to the extent that such enforceability may be subject to, and limited by, applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting the enforcement of creditors’ rights generally, and general equitable principles.

5.05 No Conflict. The execution, delivery and performance of this Agreement and the consummation by Seller of the transactions contemplated hereby and compliance with the terms and provisions hereof, does not and will not: (a) conflict with, violate, result in the breach of, constitute a default under, give rise to any right of acceleration, cancellation or termination of any material right or obligation under, or require any consent, approval, authorization or action or filing pursuant to, any agreement or other instrument to which Seller is a party or by which Seller or any of its properties or assets are bound; or (b) violate or require any consent, approval, authorization or action or filing pursuant to, any code, statute, ordinance, rule, regulation, directive, order, decree, ruling, writ, injunction, judgment or other law or binding pronouncement of any governmental authority applicable to Seller, or any of Seller’s properties or assets.

5.06 Litigation. There are no claims, demands, actions, investigations, audits, suits, causes of action, arbitration proceedings or other proceedings pending, or to the knowledge of Seller, threatened or otherwise being asserted against Seller, which, directly or indirectly, would reasonably be expected to have an adverse effect on the consummation of the transactions contemplated hereby.

5.07 Brokerage. No agent, broker, investment banker, intermediary, finder or firm acting on behalf of Seller will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, in connection with the execution of this Agreement or upon consummation of the transactions contemplated hereby.

Section 6. Company Representations and Warranties As a material inducement to Seller to enter into this Agreement, the Company hereby represents and warrants to Seller:

6.01 Authority. The Company has full power, right and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized and approved by all necessary action on the part of the Company.

6.02 Enforceability. This Agreement has been duly and validly executed by the Company, and, upon delivery hereof by the Company, will constitute a legally valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be subject to, and limited by, applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting the enforcement of creditors’ rights generally, and general equitable principles.

6.03 No Conflict. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby and compliance with the terms and provisions hereof, does not and will not: (a) conflict with, violate, result in the breach of, constitute a default under, give rise to any right of acceleration, cancellation or termination of any material right or obligation under, or require any consent, approval, authorization or action or filing pursuant to, any agreement or other instrument to which the Company is a party or by which the Company or any of its properties or assets are bound; or (b) violate or require any consent, approval, authorization or action or filing pursuant to, any code, statute, ordinance, rule, regulation, directive, order, decree, ruling, writ, injunction, judgment or other law or binding pronouncement of any governmental authority applicable to the Company, or any of the Company’s properties or assets.

6.04 Litigation. There are no claims, demands, actions, investigations, audits, suits, causes of action, arbitration proceedings or other proceedings pending, or to the knowledge of the Company, threatened or otherwise being asserted against the Company or its Affiliates, which, directly or indirectly, would reasonably be expected to have an adverse effect on the consummation of the transactions contemplated hereby.

6.05 Brokerage. No agent, broker, investment banker, intermediary, finder or firm acting on behalf of the Company will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, in connection with the execution of this Agreement or upon consummation of the transactions contemplated hereby.

Section 7. Indemnification for Breaches of Representations and Warranties. Seller hereby agrees to indemnify the Company and hold it harmless from and against any and all claims, losses, damages, liabilities, judgments, fines, settlements, compromises, awards, costs, expenses or other amounts (including, without limitation, any reasonable attorney fees, expert witness fees or related costs) arising out of or otherwise related to a breach of any of the representations and warranties of Seller set forth in Section 4. The Company hereby agrees to indemnify Seller and hold it harmless from and against any and all claims, losses, damages, liabilities, judgments, fines, settlements, compromises, awards, costs, expenses or other amounts (including, without limitation, any reasonable attorney fees, expert witness fees or related costs) arising out of or otherwise related to a breach of any of the representations and warranties of the Company set forth in Section 6.

Section 8. Survival. All of the representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Closing hereunder, regardless of any investigation made by a party or on its behalf.

Section 9. Definitions.

“Advisory Fees” shall have the meaning set forth in the Consulting Agreement or otherwise.

“Closing” shall have the meaning set forth in Section 3.

“Governing Documents” means, collectively, the Stockholders Agreement, the Certificate of Incorporation, the bylaws of the Company and any other agreement, contract or letter establishing any arrangement with respect to the Shares, corporate governance or any other related matters with respect to the Company.

“Liens” shall have the meaning set forth in Section 5.02

“Purchased Shares” shall have the meaning set forth in Section 1.

“Seller Indemnified Parties” shall have the meaning set forth in Section 4.03.

“Stockholders Agreement” means that certain Amended and Restated Stockholders’ Agreement dated as of January 25, 2012, among the Company, Samson Aggregator L.P., a Delaware limited partnership, the Seller and, solely for purposes of Section 6.5 thereto, ITOCHU Corporation, a corporation organized under the laws of Japan.

Section 10. Miscellaneous.

10.01 Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision hereof shall be effective against the Company or Seller unless such modification, amendment or waiver is approved in writing by the Company and Seller. The failure of any party to enforce any provision of this Agreement or under any agreement contemplated hereby shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement and any agreement referred to herein in accordance with their terms.

10.02 Assignment. This Agreement shall not be assignable by Seller without the prior written consent of the Company. The Company may assign its rights and interests hereunder (i) to any of its Affiliates, so long as the Company remains liable hereunder, (ii) to any lender to the Company or any of its subsidiaries for purposes of collateral security, or (iii) to any purchaser of all or any portion of its or its subsidiaries assets or businesses. This Agreement shall be binding upon and inure to the benefit of any successors and assigns of the Company and the permitted successors and assigns of Seller.

10.03 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of this Agreement in such jurisdiction or any provision hereof in any other jurisdiction.

10.04 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

10.05 Descriptive Heading. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

10.06 Governing Law. All issues concerning the enforceability, validity and binding effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

10.07 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. New York, New York, USA time on a business day, and otherwise on the next business day, or (c) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the address or facsimile number set forth below:

If to the Company:

Samson Resources Corporation

Samson Plaza

Two West Second Street

Tulsa, Oklahoma 74103

Attn: Andrew Kidd

Telecopy: (918) 591-7167

With a copy to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attn: Joshua A. Sussberg, P.C.

Telecopy: (212) 446-6460

If to the Seller:

JD Rockies Resources Limited

1300 Post Oak Boulevard, Suite 1101

Houston, Texas 77056

Attn: Shuichi Arase, President

Telecopy: (713) 547-5656

With a copy to:

Milbank, Tweed, Hadley & McCloy LLP

One Chase Manhattan Plaza

New York, New York 10005

Attn: David J. Wolfson

Telecopy: (212) 530-5219

10.08 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

10.09 Electronic Delivery. This Agreement and any amendments hereto or thereto, to the extent signed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

10.10 No Third Party Beneficiaries. Except as set forth in Section 4.03, this Agreement shall not confer any rights or remedies upon any Person other than the Company and Seller and their respective successors and permitted assigns.

10.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION, ACTION, PROCEEDING, CROSS-CLAIM, OR COUNTERCLAIM IN ANY COURT (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH (i) THIS AGREEMENT OR THE VALIDITY, PERFORMANCE, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR (ii) THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, AUTHORIZATION, EXECUTION, DELIVERY, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

*        *        *         *        *

IN WITNESS WHEREOF, the parties hereto have executed this Stock Repurchase Agreement on the day and year first above written.

JD ROCKIES RESOURCES LIMITED

By:	/s/ Shuichi Arase
	Name:	Shuichi Arase
	Title:	President

ITOCHU CORPORATION

By:	/s/ Hisato Okubo
	Name:	Hisato Okubo
	Title:	Deputy Chief Operating Officer Energy Division

SAMSON RESOURCES CORPORATION

By:	/s/ Philip W. Cook
	Name:	Philip W. Cook
	Title:	Executive Vice President and Chief Financial Officer

Signature Page to the Stock Repurchase Agreement

EXHIBIT A

STOCK TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto Samson Resources Corporation [208,000,000] Shares of Common Stock of Samson Resources Corporation, a Delaware company (the “Company”), standing in its name on the books of the Company, and does hereby irrevocably constitute and appoint the any officer of the Company as attorney-in-fact (coupled with an interest) to transfer the said equity on the books of the Company and to take all necessary and appropriate action to effect such transfer with full power of substitution in the premises.

Dated:             ,

JD ROCKIES RESOURCES LIMITED

By:
Name:
Title: